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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                 US UNWIRED INC.
             (Exact name of registrant as specified in its charter)


                Louisiana                                 72-1457316
        -------------------------              ------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)

           901 Lakeshore Drive
         Lake Charles, Louisiana                           70601
 ----------------------------------------- -------------------------------------
 (Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                    Name of each exchange on which
    to be so registered                    each class is to be registered
    -------------------                    ------------------------------
      Not applicable.                             Not applicable.


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, $0.01 PAR VALUE PER SHARE




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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the registrant's common stock is set forth under the caption "Description of Our Capital Stock" in the registrant's registration statement on Form S-3 (Registration No. 333-98305) filed with the Securities and Exchange Commission on August 19, 2002, which description is incorporated by reference into this Form 8-A/A.

ITEM 2. EXHIBITS

        EXHIBIT
         NUMBER     DESCRIPTION OF EXHIBIT
        -------     ----------------------
          4.1       Third Restated Articles of Incorporation of US Unwired Inc.
                    (Incorporated by reference to Exhibit 3.1 filed with the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

          4.2 By-Laws of US Unwired Inc. as amended on March 28, 2002. (Incorporated by reference to Exhibit 3.2 filed with the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

          4.3 Specimen of certificate representing the common stock of US Unwired Inc. (Incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-3 filed by the registrant on April 1, 2002, registration no. 333-85312.)



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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    US UNWIRED INC.

Date:  November 12, 2002            By: /s/ Thomas G. Henning
                                        ----------------------------
                                        Name:  Thomas G. Henning
                                        Title: Secretary and General Counsel